Exhibit 99.1

Conference Call:	Today, July 27th, 2004 at 11:00 a.m. EDT
Dial-in number:	800-240-2134. Replay information below.
Webcast URL:	www.fulldisclosure.com

CONTACT:
Robert C. Griffith	Joseph N. Jaffoni, Karin Oloffson
Chief Operating Officer/Chief Financial Officer	Jaffoni & Collins Incorporated
(303) 706-0778	(212) 835-8500 or FLYR@jcir.com

FOR IMMEDIATE RELEASE

NAVIGANT INTERNATIONAL (FLYR) SECOND QUARTER

REVENUE AND DILUTED EPS EXCEEDS PRIOR GUIDANCE

– Second Quarter EBITDA of $17.4 Million; Diluted EPS of $0.50 –

Denver, CO; July 27, 2004 – Navigant International, Inc. (Nasdaq: FLYR), the second largest provider of corporate travel management services in the United States based on airline tickets sold, today reported second quarter operating results for the period ended June 27, 2004, as summarized below.

Summary Financial Results (In millions, except per share data)

	For the Three Months Ended
	June 27, 2004	June 29, 2003	% Change
Revenues	$107.3	$85.6	25.3%
Gross Profit Margin	45.7%	46.7%
EBITDA *	$17.4	$12.5	39.1%
Operating Income	$15.3	$9.9	54.4%
Operating Margin	14.2%	11.6%
Diluted EPS	$0.50	$0.27	85.2%

	For the Six Months Ended
	June 27, 2004	June 29, 2003	% Change
Revenues	$214.6	$174.5	23.0%
Gross Profit Margin	43.7%	46.4%
EBITDA *	$31.2	$25.3	23.6%
Operating Income	$26.9	$20.0	34.9%
Operating Margin	12.5%	11.4%
Diluted EPS	$0.86	$0.56	53.6%

*	EBITDA is defined as earnings before interest, taxes, depreciation and amortization. A reconciliation of the above EBITDA figures to the Company’s net income is included in the financial tables accompanying this release.

Edward S. Adams, Chairman and Chief Executive Officer, commented, “Navigant’s success with client retention, new business development, new value added offerings, and our ability to complete

Navigant International Reports Second Quarter Results, 7/27/04	page 2

accretive acquisitions allowed us to take advantage of the improving corporate travel market and generate another period of strong operating results. These factors contributed to our 2004 second quarter net income gains of approximately 100% and diluted EPS improvements of over 85% from the same period in 2003.

“Accretive acquisitions have been an important component of Navigant’s long-term growth plan. Near the end of the second quarter we completed the acquisition of Northwestern Travel Service, the 12th largest travel management company in the United States. Our integration teams are working hard to bring the two organizations together and we have identified several areas where we expect to realize cost savings and efficiencies.

Mr. Adams added, “Recent industry data, reports and trends suggest that the travel and lodging sectors have entered a period of sustainable growth. Navigant’s ongoing focus on customer retention, expanding service options, such as the recent launch of Passportal, managing costs to transaction levels, and our acquisition strategy have positioned us to deliver continued growth in the current environment. Additionally, Navigant’s second quarter transaction levels, which we projected to be on par with those in 2002, contributed to internal revenue growth of 9% during the period.”

Robert C. Griffith, Navigant’s Chief Financial Officer and Chief Operating Officer stated, “The foundation of Navigant’s ongoing success is a result of working with our customers to understand what they need to be more efficient and effective in managing travel costs, and developing services and technological offerings to support their goals.

“In this regard, Passportal, our proprietary online corporate travel management solution launched in the second quarter, is a strong complement to our broad suite of sophisticated travel management products and services. Passportal integrates with our online and traditional products and services to deliver a broad range of features and functionality – from secure travel management to fully automated touchless transactions. The initial response to Passportal has been favorable and confirms our view that corporate travelers welcome a ‘low touch’ solution in addition to the high levels of customer service which is the Navigant standard. The Passportal rollout demonstrates our flexibility in account design, while our growing portfolio of technological tools and services continue to provide an important competitive advantage in the market place. We believe the cost saving benefits of Passportal will satisfy client needs and are consistent with our goals to continually address the evolution of the industry.

“For the second quarter, our gross margin was 45.7% and our operating margin was 14.2%, both of which reflect our continued emphasis on managing overhead and other costs to transaction levels. As noted when we reported first quarter results, the revenue recognition for meetings and incentive operations is different than our core corporate travel business. Near-term, with the integration of the meetings and incentive operations acquired in the first half of 2004, we continue to expect that our gross and operating margins may decline from historical levels and we may record higher revenue as our meetings and incentive business grows. Longer-term, we believe gross and operating margins will stabilize and improve as we complete the integration of the acquired businesses into our operating structure. G&A expenses were 29.4% of revenues for the second quarter. This metric also benefited from the revenue recognition associated with the meetings and incentive operations as well as the operating leverage we realize with higher revenue levels.

Mr. Griffith concluded, “We are reiterating the updated financial guidance targets for the remainder of 2004 issued in June when we acquired Northwestern Travel Service, primarily based on the recovery of the corporate travel environment, and our continued focus on servicing and

Navigant International Reports Second Quarter Results, 7/27/04	page 3

maintaining current customers, converting new customers, and managing costs. These factors remain the primary drivers in our expectation for 2004 EPS gains.”

Guidance

The following table sets forth current quarterly guidance targets for 2004 and reflects the second quarter acquisition of Northwestern Travel Service and the first quarter acquisition of a meetings and incentive company:

Summary Quarterly Guidance for 2004 (In millions, except per share data)

	Q3 ‘04E	Q3 ‘03A	Q4 ‘04E	Q4 ‘03A	FY ‘04E	FY ‘03A
Revenues	$106.0	$90.7	$102.0	$87.0	$416.0	$352.3
EBITDA*	$17.5	$15.3	$11.4	$9.1	$60.0	$49.7
Diluted EPS#	$0.47	$0.38	$0.22	$(0.47)	$1.54	$0.47

*	EBITDA is defined as earnings before interest, taxes, depreciation and amortization. Navigant’s EBITDA can be calculated by adding provision for income taxes, interest expense, net and other and depreciation and amortization expense to the Company’s net income. Although EBITDA is not a measure of performance or liquidity calculated in accordance with generally accepted accounting principles, the Company believes that it may be useful to an investor in evaluating its performance. However, investors should not consider this measure in isolation or as a substitute for net income, cash flows from operating activities or any other measure for determining the Company’s operating performance or liquidity that is calculated in accordance with generally accepted accounting principles. In addition, because EBITDA is not calculated in accordance with generally accepted accounting principles, it may not necessarily be comparable to similarly titled measures employed by other companies.

#	Navigant’s diluted earnings per share for the fourth quarter and year-ended December 28, 2003 reflect one-time, cash and non-cash after tax charges of approximately $0.60 per share, for the Company’s November 2003 debt restructuring.

Conference Call Information – 11:00 a.m. EDT, Tuesday, July 27, 2004

The conference call number is 800-240-2134. Please call 10 minutes in advance to ensure that you are connected prior to the presentation. A live Webcast of the call will be available on www.fulldisclosure.com (requires a Windows Media Player).

Following its completion, a replay of the call can be accessed for two weeks by dialing 303-590-3000. The access code for the replay is 11003210#. Replays of the Webcast will be available for 30 days at www.fulldisclosure.com.

About Navigant International, Inc.

Denver-based Navigant International, Inc., which is doing business as TQ3NAVIGANT, is the second largest corporate travel management business services provider in North America based on airline tickets sold serving corporate, government, military, leisure, and meetings and incentive clients. Through its strategic joint venture with a leading European travel management company, TQ3NAVIGANT markets its services worldwide. The Company’s “bricks and clicks” end-to-end travel solutions include corporate travel pattern analysis and ReportFLYR™ powered reporting tools; Passportal™, an online corporate travel management solution; travel policy development; consulting on cost saving opportunities; airline ticket, hotel and car rental reservations; meeting and convention planning; and leisure travel products. The Company currently employs more than 4,700 associates and has operations in approximately 1,000 locations in 20 countries and U.S. territories. Navigant’s shares are traded on the NASDAQ National Market under the ticker symbol “FLYR.”

Navigant International Reports Second Quarter Results, 7/27/04	page 4

This news release contains forward-looking statements, including statements about the Company’s financial results, high leverage of debt to equity, transaction volumes, growth strategies and opportunities, the integration of prior or potential future acquisitions, and general industry or business trends or events. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Actual events or results may differ materially from those discussed in the forward-looking statements as a result of various factors, including, without limitation, our significant indebtedness and variable interest payment obligations, restrictions in our credit facility on our ability to finance future operations or capital needs, disruptions in the travel industry such as those caused by terrorism, war or general economic downturn, competition, our ability to continue to acquire and integrate potential future acquisitions, our ability to manage our business and implement growth strategies, failure of technology on which we rely, other risks described in the Company’s annual report on Form 10-K for the year ended December 28, 2003, and the risk factors detailed from time to time in the Company’s SEC reports, including the reports on Forms 10-K and 10-Q. The forward-looking statements made herein are only as of the date of this press release, and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

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(financial tables follow)

Navigant International Reports Second Quarter Results, 7/27/04	page 5

Navigant International, Inc.

Consolidated Statements of Income

(In thousands, except per share amounts)

	Three Months Ended
	June 27, 2004 (Unaudited)	June 29, 2003 (Unaudited)
Revenues	$107,255	$85,598
Operating expenses	58,272	45,602

Gross profit	48,983	39,996

General and administrative expenses	31,535	27,453
Depreciation and amortization expense	2,169	2,645

Operating income	15,279	9,898

Interest expense, net and other	2,907	3,832

Income before provision for income taxes	12,372	6,066

Provision for income taxes	4,685	2,260

Net income	$7,687	$3,806

EBITDA	$17,448	$12,543

Net income per share:
Basic net income per share	$0.52	$0.27

Diluted net income per share	$0.50	$0.27

Weighted average shares outstanding:
Basic	14,787	14,069

Diluted	15,500	14,331

Although EBITDA is not a measure of performance or liquidity calculated in accordance with generally accepted accounting principles, the Company believes that it may be useful to an investor in evaluating its performance. However, investors should not consider this measure in isolation or as a substitute for operating income, cash flows from operating activities or any other measure for determining the Company’s operating performance or liquidity that is calculated in accordance with generally accepted accounting principles. In addition, because EBITDA is not calculated in accordance with generally accepted accounting principles, it may not necessarily be comparable to similarly titled measures employed by other companies. A reconciliation of the above EBITDA figures can be made by adding provision for income taxes, interest expense, net and other and depreciation and amortization expense to the Company’s net income as in the table below.

	Three Months Ended
	June 27, 2004	June 29, 2003
Net income	$7,687	$3,806
Add: Provision for income taxes	4,685	2,260
Add: Interest expense, net and other	2,907	3,832
Add: Depreciation and amortization expense	2,169	2,645

EBITDA	$17,448	$12,543

Navigant International Reports Second Quarter Results, 7/27/04	page 6

Navigant International, Inc.

Consolidated Statements of Income

(In thousands, except per share amounts)

	Six Months Ended
	June 27, 2004 (Unaudited)	June 29, 2003 (Unaudited)
Revenues	$214,634	$174,503
Operating expenses	120,811	93,486

Gross profit	93,823	81,017

General and administrative expenses	62,582	55,738
Depreciation and amortization expense	4,319	5,321

Operating income	26,922	19,958

Interest expense, net and other	5,726	7,098

Income before provision for income taxes	21,196	12,860

Provision for income taxes	7,973	4,807

Net income	$13,223	$8,053

EBITDA	$31,241	$25,279

Net income per share:
Basic net income per share	$0.90	$0.57

Diluted net income per share	$0.86	$0.56

Weighted average shares outstanding:
Basic	14,699	14,051

Diluted	15,432	14,299

Although EBITDA is not a measure of performance or liquidity calculated in accordance with generally accepted accounting principles, the Company believes that it may be useful to an investor in evaluating its performance. However, investors should not consider this measure in isolation or as a substitute for operating income, cash flows from operating activities or any other measure for determining the Company’s operating performance or liquidity that is calculated in accordance with generally accepted accounting principles. In addition, because EBITDA is not calculated in accordance with generally accepted accounting principles, it may not necessarily be comparable to similarly titled measures employed by other companies. A reconciliation of the above EBITDA figures can be made by adding provision for income taxes, interest expense, net and other and depreciation and amortization expense to the Company’s net income as in the table below.

	Six Months Ended
	June 27, 2004	June 29, 2003
Net income	$13,223	$8,053
Add: Provision for income taxes	7,973	4,807
Add: Interest expense, net and other	5,726	7,098
Add: Depreciation and amortization expense	4,319	5,321

EBITDA	$31,241	$25,279

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